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                                                                    Exhibit 10.9


                           INTERNATIONAL PAPER COMPANY
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                           EXECUTIVE CONTINUITY AWARD
                           RESTRICTED STOCK AGREEMENT


         The International Paper Company Long-Term Incentive Compensation Plan (the "Plan") provides in Section 16 that the Committee of the Board which administers the Plan (the "Committee") may authorize an Executive Continuity Award consisting of a tandem grant of Restricted Shares of common stock of International Paper Company (the "Company"), together with a related Non-Qualified Stock Option under the terms of the Plan. The terms and provisions of the Plan are incorporated by reference herein. In connection with the employment of PARTICIPANT NAME (the "Executive") and pursuant to the provisions of the Plan and by direction of the Committee of the Board of Directors which is authorized to administer the Plan, the following agreement is made on DATE OF AWARD, between the Company and the Executive:

1.       SHARE

         The term "Share" or "Stock" as used in this Restricted Stock Agreement shall mean a share of common stock of $1.00 par value of International Paper Company.

2.       COMPLIANCE WITH LAW AND REGULATIONS

         It is the intention of the parties that this Restricted Stock Agreement, and any securities issued pursuant to this Agreement, shall comply with all provisions of federal and applicable state securities laws.

3.       AWARD OF RESTRICTED SHARES

         (a) Subject to the provisions of the Plan and this Restricted Stock Agreement, the Company hereby awards and authorizes the issuance to Executive of XX,XXX Restricted Shares. Such Shares shall be issued with the restriction that the Executive may not sell, transfer, pledge, or assign such Shares until the Shares are earned and the restrictions are removed as described below, and shall be subject to forfeiture and cancellation pursuant to the provisions of the Plan and this Agreement.

         (b) Exercise of the related tandem Executive Continuity Award Stock Option Agreement between the parties dated DATE OF AWARD, will result in cancellation and forfeiture of Restricted Shares awarded to Executive under the Restricted Stock Agreement at the ratio of: one share of Restricted Stock (plus all shares of Restricted Stock purchased with reinvested dividends paid on such Shares) for each five Option Shares purchased upon exercise of the Executive Continuity Award Stock Option.


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         (c)   All dividends paid on Restricted Shares shall be reinvested in additional Restricted Shares (which shall be subject to being earned by the Executive on the same basis as the original Shares).

         (d) The number of Shares determined by the Committee to have been earned by Executive under the Plan and this Restricted Stock Agreement shall be final, conclusive and binding upon all parties, including the Company, the shareowners and the Executive.

4.       METHOD OF EARNING EXECUTIVE CONTINUITY AWARD SHARES AND REMOVAL OF
         RESTRICTIONS

         (a) Upon Executive's attainment of age AGE (on SNAP SHOT DATE) while employed by the Company, (or death or the Executive's becoming disabled as such condition is determined in the sole discretion of the Committee, if earlier) or upon a change of control of the Company (as defined in subsection (b) below), the restrictions on the Executive Continuity Award will be removed, and the award will vest in the following manner:

                (i) If the current realizable gain on the Executive's related tandem Executive Continuity Award Stock Option dated DATE OF AWARD, is greater than the current market value of the related Restricted Shares awarded under this Restricted Stock Agreement (including Restricted Shares purchased with reinvested dividends), then all such Restricted Shares shall be cancelled and forfeited (and the Stock Option shall continue in effect as provided in the Stock Option Agreement).

                (ii) If the current market value of the Restricted Shares awarded under this Restricted Stock Agreement (including Restricted Shares purchased with reinvested dividends) is greater than the current realizable gain on the related tandem Stock Option, then the option shall be cancelled and the restrictions shall be removed from all of the Restricted Shares under this Agreement.

         If Executive ceases to be an active employee of the Company prior to age AGE for any reason other than death or disability as described above, all of the Restricted Shares under this Agreement shall be cancelled and forfeited unless the Committee determines otherwise pursuant to Section 2 of the Plan.

         (b) For purposes of this Agreement, the term "change of control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
               Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act (other than employee benefits plans sponsored by the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company


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               representing 20% or more of the combined voting power of
               the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's shareowners of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period, except that a change of control for purpose of this Agreement shall not include a transaction initiated by management such as a management led buyout or recapitalization except where such transaction (1) is in response to the acquisition of 10% or more of the Company's stock or the announcement of a tender offer for 20% or more of the Company's stock (other than by employee benefit plans sponsored by the Company); or (ii) is approved by the Board in accordance with the standards set forth in Section 717 of the New York Business Corporation Law or any successor provision.

5.       DESIGNATION OF BENEFICIARY

         The Executive may file with the Committee a designation of a beneficiary or beneficiaries on a form approved by the Committee, which designation may be changed or revoked by the Executive's sole action, provided that the change or revocation is filed with the Committee on a form approved by it. In case of the death of the Executive, before termination of employment or after retirement or disability, any portions of the Executive's award to which the Executive's designated beneficiary or estate is entitled under the Plan and this Restricted Stock Agreement, shall be paid to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives the Executive, shall be delivered as directed by the executor or administrator of the Executive's estate.

6.       NON-TRANSFERABILITY OF AWARDS AND SHARES

         No award or Share under this Plan, and no rights or interest therein, shall be assignable or transferable by the Executive, except at death by will or by the laws of descent and distribution.

7.       CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

         Attached to this Award Agreement and incorporated herein by this reference is a copy of the Confidentiality and Non-Competition Agreement entered into between the Company and the Executive. In the event either (1) the Executive has not yet signed a Confidentiality and Non-Competition Agreement, or
(2) the form of the Confidentiality and Non-Compettion Agreement has been updated since the date of the most recent Confidentiality and Non-Competition Agreement signed by the Executive, then a blank form has been attached to be signed by the Executive and the Company and incorporated into this Award Agreement.



8.       OTHER TERMS AND CONDITIONS

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         (a)   Executive (or his or her estate or beneficiary) shall promptly provide all information related to this Restricted Stock Agreement which is requested by the Company for its tax returns.

         (b) Executive acknowledges receipt of a copy of the Plan, and represents that Executive is familiar with the terms and provisions of the Plan, and hereby accepts the Restricted Shares awarded under this Restricted Stock Agreement subject to all the terms and provisions of the Plan and this Agreement. Executive hereby agrees to accept as binding, conclusive and final all decisions which are made by the Committee with respect to interpretations of the terms of the Plan or this Agreement and with respect to any questions or disputes arising under the Plan or this Agreement.

         (c) All of the terms and conditions of the Plan and this Restricted Stock Agreement shall be binding upon any surviving spouse, beneficiary, executor, administrator, heirs, successors or assigns of Executive.

         (d) Participation in the Plan, and execution of this Restricted Stock Agreement, shall not give the Executive any right to a subsequent award, nor any right to continued employment by the Company for any period, nor shall the granting of an award or execution of this Agreement give the Company any right to continued services of the Executive for any period.

         (e) All Restricted Shares awarded under this Restricted Stock Agreement, and purchased with reinvested dividends, will be uncertificated shares with notations describing the applicable restrictions of the Plan and this Agreement, and no stock certificates will be issued by the Company or its designated custodian until the restrictions are removed and, then, only at the request of the Executive.


IN WITNESS WHEREOF, the parties hereby execute this Executive Continuity Award Restricted Stock Agreement, effective as of DATE OF AWARD.

INTERNATIONAL PAPER COMPANY

               By:                       ____________________________________
               Title:                    Senior Vice President-Human Resources

               Signature of Executive:   ____________________________________

               Address:                  ____________________________________

               Social Security Number:   ____________________________________


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                           INTERNATIONAL PAPER COMPANY
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                           EXECUTIVE CONTINUITY AWARD
                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This agreement is made effective DATE OF AWARD, between International Paper Company, a New York Corporation (the "Company") and PARTICIPANT NAME (the "Executive") in connection with the employment of Executive and pursuant to the provisions of the International Paper Company Long-Term Incentive Compensation Plan (the "Plan"). The terms and provisions of the Plan are incorporated by reference herein.

         Pursuant to the provisions of the Plan and by direction of the Committee of the Board of Directors which is authorized to administer the Plan (the "Committee"), it is hereby agreed between the parties as follows:

1.       GRANT OF OPTION

         Subject to the provisions of the Plan and this Agreement, the Company hereby grants to Executive an option to purchase XX,XXX shares of common stock (par value $1.00) of the Company at a purchase price of $xx.xxxx per share (which option price has been determined by the Committee to be not less than the fair market value of such stock at the time this option is granted).

2.       COMPLIANCE WITH LAWS AND REGULATIONS

         It is the intention of the parties that this option shall satisfy the provisions of SEC Rule 16b-3 relating to transactions occurring under employee benefit plans. For federal income tax purposes this is a Non-Qualified Stock Option which does not come within the scope of Sections 421-425 of the Internal Revenue Code (relating to Qualified, Incentive and Restricted Stock Options).

3.       TERMINATION OF OPTION

         Any unexercised portion of this option shall terminate, and shall not be exercisable, on and after attaining age AGE (TERMINATE DATE) provided, however, that this option shall terminate immediately if Executive ceases to be an employee of the Company prior to attaining age AGE (VESTING DATE) (except as provided in Sections 5 or 6 below in the event of disability or death, or unless the Committee determines otherwise pursuant to Section 2 of the Plan).

4.       EXERCISE OF OPTION


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         This option may be exercised at any time, and from time to time, in whole or in part, until the termination of the option as provided in Sections 3 or 8 of this Agreement; provided however that:


         (a) The Executive has continuously been an employee of the Company (or a subsidiary corporation) since the date the option was granted (except as provided in Sections 5 or 6 below in the event of disability or death).

         (b) This option shall in no event be exercisable after the latest date set forth in Section 3 above.

         (c) This option is not transferable or assignable by the Executive otherwise than by will or the laws of descent and distribution, and during the lifetime of the Executive is exercisable only by the Executive.

         (d) This option shall in no event be exercisable if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities statutes or other law or valid governmental regulation.

         (e) In the event this option is exercised prior to VESTING DATE, then the Company shall have the right (but not an obligation) to repurchase from Executive, at the purchase price which is set forth in Section 1 of this Agreement, the shares which are registered in the name of the Executive upon such exercise of this option. Such shares shall be uncertificated and contain a notation setting forth this restriction, and no certificate shall be issued by the Company until the restriction expires or terminates and, then, only at the request of the Executive. This restriction shall lapse upon a "change of control of the Company" (as defined below), or upon Executive's retirement after age AGE, permanent disability (as defined in Section 5 below), or death. For purposes of this Agreement, the term "change of control of the Company" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14a of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"); provided that, without limitation, such a change of control shall be deemed to have occurred if
                  (i) any "person" as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act (other than employee benefit plans sponsored by the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's share owners of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period, except that a change of control


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                  for purpose of this Stock Option Agreement shall not include a transaction initiated by management (such as a management led buyout or recapitalization) except where such transaction: (1) is in response to the acquisition of 10% or more of the Company's stock or to the announcement of a tender offer for 20% or more of the Company's stock (other than by employee benefit plans sponsored by the Company); or (ii) is approved by the Board of Directors of the Company in accordance with the standards set forth in Section 717 of the New York
                  Business Corporation Law or any successor provision.

         (f) This option shall be exercisable by written notice which shall:

                  (i)      be delivered in person or by certified mail to:

                                    International Paper Company
                                    Two Manhattanville Road
                                    Purchase, New York  10577
                                    Attention: Executive Compensation

                  (ii) state the election to exercise the option, the number of shares as to which it is being exercised, and the name, address and Social Security number of the person in whose name the stock is to be registered;

                  (iii) be signed by the person entitled to exercise the option and, if the option is being exercised by any person other than the Executive, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the option; and

                  (iv) be for multiples of 100 shares, or for the entire outstanding portion of this option.

         (g) Payment of the purchase price for any shares with respect to which the option is being exercised shall be by certified or bank check or other cash equivalent (or, in the sole discretion of the Committee, in stock of the Company owned by the Executive including Performance Share Stock awarded under the Plan).

         (h) This option shall not be exercisable as an "incentive stock option" pursuant to the provisions of Section 422 of the Internal Revenue Code.



5.       DISABILITY OF EXECUTIVE

         In the event the Executive becomes disabled (as such condition is determined in the sole discretion of the Committee) prior to age AGE, this option may be exercised for up to one year after the date of such disability by the Executive, or by the person or persons who have acquired the rights of the Executive by will or under the laws of descent and distribution.


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6.       DEATH OF EXECUTIVE

                  In the event of death of the Executive prior to age AGE, this option may be exercised for up to one year after the Executive's death by the beneficiary or beneficiaries so designated, or if no beneficiary has been designated or survives the Executive, by the person or persons who have acquired the rights of the Executive by will or under the laws of descent and distribution.

7.       INFORMATION FOR COMPANY TAX RETURNS

         Executive (or his or her estate or beneficiary) shall promptly provide all information related to this stock option, or disposition of stock acquired under this option, which is requested by the Company for its tax returns.

8.       CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

         Attached to this Award Agreement and incorporated herein by this reference is a copy of the Confidentiality and Non-Competition Agreement entered into between the Company and the Participant. In the event either (1) the Participant has not yet signed a Confidentiality and Non-Competition Agreement, or (2) the form of Confidentiality and Non-Competition Agreement has been updated since the date of the most recent Confidentiality and Non-Competition Agreement signed by the Participant, then a blank form has been attached to be signed by the Participant and the Company and incorporated into this Award Agreement.

9.        OTHER TERMS AND CONDITIONS OF OPTION

          (a) In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization or any distribution (other than regular cash dividends) to holders of the Company's common stock, the Committee shall make such adjustments, if any, as in its sole discretion it deems equitable in the number of shares covered by any outstanding portion of this option.

         (b) Prior to the exercise of this option and delivery of the stock represented thereby, Executive shall have no rights to any dividends nor be entitled to any voting rights on any stock represented by this option.

         (c) Executive acknowledges receipt of a copy of the Plan, and represents that Executive is familiar with the terms and provisions of the Plan, and hereby accepts this option subject to all the terms and provisions thereof. Executive hereby agrees to accept as binding, conclusive and final all decisions which are made by the Committee with respect to interpretation of the terms of the Plan or this option and with respect to any questions or disputes arising under the Plan or this option.


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         (d)      Executive authorizes the Company to withhold from the shares deliverable upon exercise of this option, or from any compensation otherwise payable to Executive, the amount of any taxes which are required to be withheld by federal, state or local law as a result of the exercise of this option.

         (e) All of the terms and conditions of the Plan and this option shall be binding upon any surviving spouse, beneficiary, executor, administrator, heirs, successors or assigns of Executive.

         (f) At any time prior to exercise, this option shall be subject to being terminated by the Committee, in the Committee's sole discretion, if the Executive shall have been found by the Committee (i) to be in breach of any agreement between the Company and the Executive concerning confidentiality or non-competition with the Company, (ii) to have engaged in any action inimical to the interests of the Company, or engaged in any acts of dishonesty or other serious misconduct in connection with the Executive's employment by the Company or a subsidiary.


IN WITNESS WHEREOF, the parties hereby execute this Stock Option Agreement, effective as of DATE OF AWARD.

INTERNATIONAL PAPER COMPANY

              By:                       ____________________________________
              Title:                    Senior Vice President-Human Resources

              Signature of Executive:   ____________________________________

              Address:                  ____________________________________

              Social Security Number:   ____________________________________